FOR IMMEDIATE RELEASE	Corporate Headquarters:
Dr. Henry C. Pao
President & CEO
408/222-8888

Supertex Reports Fourth Fiscal Quarter and Fiscal Year-end Results

Sunnyvale, CA (May 8, 2013) - Supertex, Inc. (NASDAQ GS: SUPX)

Ÿ Q4 sales $14.6 million, 2% higher sequentially

Ÿ Full year sales $61.0 million, 7% lower than the prior fiscal year

Ÿ Q4 GAAP EPS $0.13 and full year GAAP EPS $0.36  representing a one cent increase over the prior quarter and two cent decline for the year

Ÿ Q4 gross margin 52.4% compared to 50.9% in the prior quarter and FY13 gross margin 48.9% compared to 46.8% last fiscal year

Ÿ Q4 and total year net cash flow from operations $3.5 million and $17.9 million, respectively

Ÿ Q1 FY14 sales expected to grow approximately 6% sequentially

Supertex, Inc. (NASDAQ GS: SUPX), a leader in high voltage mixed signal semiconductors, today reported financial results for the fourth fiscal quarter and fiscal year ended March 30, 2013. Net sales for the fourth fiscal quarter were $14,649,000, a 2% increase compared to the prior quarter of $14,373,000 and an 11% decrease compared to $16,451,000 in the same quarter last year. On a GAAP basis, net income in the fourth fiscal quarter was $1,529,000 or $0.13 per diluted share, as compared with $1,431,000 or $0.12 per diluted share in the prior fiscal quarter, and $1,273,000 or $0.11 per diluted share in the same quarter of the prior fiscal year.

For the fiscal year ended March 30, 2013, net sales declined 7% to $61,000,000 versus $65,535,000 for the prior fiscal year. On a GAAP basis, net income declined 11% to $4,247,000, or $0.36 per diluted share, as compared with $4,749,000, or $0.38 per diluted share.

Non-GAAP earnings per diluted share for the fourth quarter of fiscal 2013 were $0.18, excluding pre-tax employee stock-based compensation of $639,000, compared with $0.18 in the prior quarter, excluding pre-tax employee stock-based compensation of $648,000, and $0.16 in the same quarter of the prior fiscal year, excluding pretax employee stock-based compensation of $788,000. For the fiscal year ended March 30, 2013, non-GAAP earnings per diluted share were $0.59, excluding pre-tax employee stock-based compensation of $2,801,000, as compared to $0.62 for the same period of the prior fiscal year, excluding pre-tax employee stock-based compensation of $3,031,000.

Higher shipments of LED backlighting products and printer head drivers drove the sequential sales increase. Sales of a new LED backlighting driver for a new series of TVs, including 3D, grew significantly, and sales of LED drivers for backlighting high end monitors doubled sequentially. Shipments of printer head drivers, some of which are used in 3D printers, more than doubled. These increases more than offset the seasonal decline in Medical product sales.

Sequentially, gross margin increased by 150 basis points and operating expense was essentially flat. Income tax rate was 15% compared to a tax benefit of 22% last quarter. Cash flow from operating activities was $3.5 million.

Fiscal 2013 recap

“While total annual sales declined 7% compared to fiscal 2012, we believe our quarterly sales have troughed and we expect our new products will fuel future growth,” stated Dr. Henry C. Pao, President and CEO. “We launched 22 new products during fiscal 2013 and have many more in the pipeline, of which four are expected to be launched in the first quarter of fiscal 2014. Most of our new products address our growth markets, medical and LED general lighting and backlighting, however we are also working on products for new industrial applications. In addition, we are working on several exciting custom products which could generate revenue even this fiscal year. During fiscal 2013 we generated $4.2 million in net income with a tax rate of 11% and $17.9 million in positive cash flow from operating activities. We paid a special dividend of $11.5 million and repurchased 498,000 shares of our common stock for $8.7 million.”

Outlook

Visibility of sales growth opportunities for the products recently launched is much better than a year ago. Current book-to-bill ratio is 1.1. Sales in the first quarter of fiscal 2014 are expected to be approximately 6% higher sequentially with increases occurring in most target markets. First quarter gross margin is expected to be 52% to 53%, with a tax benefit of approximately $0.3 million due to expiration of statutes of limitations on uncertain tax positions. The Company believes it is on track to meet its goal of growing quarterly sales by 20% in the fourth quarter of fiscal 2014 compared to the same period of fiscal 2013.

Forward-Looking Statements

The industry in which we compete is characterized by extreme rapid changes in technology and frequent new product introductions. We believe that our long-term growth will depend largely on our ability to continue to enhance existing products and to introduce new products and features that meet the continually changing requirements of our customers. All statements contained in this press release that are not historical facts are forward-looking statements. They are not guarantees of future performance or events. They are based upon current expectations, estimates, beliefs, and assumptions about the future, which may prove incorrect, and upon our goals and objectives, which may change. Often such statements can be identified by the use of the words such as "will," "intends," "expects," "plans," "believes," "anticipates" and "estimates." Examples of forward-looking statements include our belief that quarterly sales have troughed, with anticipated first fiscal quarter sales to be approximately 6% higher sequentially with increases occurring in most target markets,  our expectation that our new products will fuel future growth, and that we will launch four in the first fiscal quarter, our belief that we’re on track to meet our goal of growing quarterly sales by 20% in the fourth quarter of fiscal 2014 compared to the same period of fiscal 2013, our anticipation that gross margin will be 52% to 53% in the first fiscal quarter of 2014 and that we’ll have a net tax benefit of approximately $0.3 million in the first quarter, and our view that some of the new custom products we’re working on could generate revenue this fiscal year.

These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events but rather involve a number of risks and uncertainties including, but not limited to, whether our customers experience the demand we anticipate for their products based in part upon their input and our order backlog, whether our distributors have the sell-through we anticipate and whether we receive the additional orders we anticipate, whether the designed performance of our devices satisfies our customers' requirements so that they continue to design our devices into their products, whether our devices perform to their design specification, whether competitors introduce devices at lower prices than our devices causing price erosion, whether we are successful in the engineering of new products, whether we encounter production issues in device manufacturing or moving new products from engineering into production, whether customers have requirements for deliveries of newly launched products during fiscal 2014, whether the world-wide economy will be healthy during fiscal 2014, and whether our fab equipment continues to operate at expected capacities without need of replacement, as well as other risk factors detailed in our Form 8-K, 10-K, and 10-Q filings with the Securities and Exchange Commission. Due to these and other risks, our future actual results could differ materially from those discussed above. We undertake no obligation to publicly release updates or revisions to these statements that speak only as of this date.

Conference Call Details

The Company will host a conference call at 2:30 p.m. PT (5:30 p.m. ET) on May 8, 2013, following the earnings release.  President and CEO, Dr. Henry C. Pao, and CFO, Phil Kagel, will present an overview of the fourth fiscal quarter and year-end financial results, discuss current business conditions, and then respond to questions.

The call will be available live for any interested party by dialing 866-952-1906 (domestic) or 785-424-1825 (toll, international) 5 minutes before the scheduled start time. A recorded replay will be available shortly after the call as a downloadable .mp3 file at http://www.supertex.com/company_ir.html until 11:59 p.m. ET, June 7, 2013.

About Supertex

Supertex, Inc. is a publicly held mixed signal semiconductor manufacturer, focused in high voltage products for use in the medical ultrasound imaging, LCD TV and computer monitor backlighting, LED general lighting, telecommunications, printer, flat panel display, industrial and consumer product industries. Supertex product, corporate and financial information is readily available at our website: http://www.supertex.com.

For further information, contact Investor Relations at Supertex, Inc., 1235 Bordeaux Drive, Sunnyvale, California 94089, 408-222-8888 or visit our website at http://www.supertex.com.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP net income and diluted non-GAAP net income per share.  We present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results.  Because these non-GAAP measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.  These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Our management uses each of the above non-GAAP financial measures internally to understand, manage and evaluate our business.  Our management believes it is useful for us and for investors to review, as applicable, both GAAP information, which includes employee stock-based compensation expense, and the non-GAAP measures, which exclude this information, in order to assess the performance of our core continuing businesses and for planning and forecasting in future periods.  Each of these non-GAAP measures is intended to provide investors with an understanding of our operational results and trends that more readily enables them to analyze our base financial and operating performance and facilitate period-to-period comparisons and analysis of operating trends.  Our management believes each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.

Our GAAP cost of sales and operating expenses include employee stock-based compensation. Our non-GAAP financial measures reflect adjustments to exclude this employee stock-based compensation.  We believe cost of sales excluding share-based compensation, R&D expense excluding share-based compensation, and SG&A expense excluding share-based compensation are useful information for investors because comparative differences in the corresponding GAAP measures for different periods may reflect factors such as a different stock price when equity awards were made and different equity award practices rather than changes in the operation of the business.  Stock options are the form of equity compensation we presently utilize and they are a key incentive we offer our employees. We believe they have contributed to the sales earned during the period and will contribute to our future sales generation.  Employee stock-based compensation expenses will recur in future periods.

SUPERTEX, INC.
CONSOLIDATED BALANCE SHEET INFORMATION
(unaudited)

	March 30, 2013	March 31, 2012
	(in thousands)
ASSETS
Cash and cash equivalents	$ 16,414	$ 19,860
Short term investments	123,847	111,137
Trade accounts receivable, net	7,335	8,021
Inventories	11,344	14,438
Deferred tax assets	7,517	7,529
Prepaid income taxes	3,203	3,032
Prepaid expenses and other current assets	2,538	6,786
Total current assets	172,198	170,803
Long term investments	13,800	25,900
Property, plant and equipment, net	4,334	4,941
Other assets	787	621
Deferred tax assets, noncurrent	5,659	5,375
TOTAL ASSETS	$ 196,778	$ 207,640

LIABILITIES
Trade accounts payable	$ 2,521	$ 1,994
Accrued salaries and employee benefits	13,230	12,434
Other accrued liabilities	633	615
Deferred revenue	2,651	2,560
Income taxes payable	165	23
Total current liabilities	19,200	17,626
Income taxes payable, noncurrent	3,535	4,161
Deferred tax liabilities, noncurrent	115	-
Other accrued liabilities, noncurrent	575	561
Total liabilities	23,425	22,348

SHAREHOLDERS' EQUITY
Common stock	68,389	68,031
Accumulated other comprehensive loss	(564)	(1,345)
Retained earnings	105,528	118,606
Total shareholders' equity	173,353	185,292
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 196,778	$ 207,640

SUPERTEX, INC.
CONSOLIDATED INCOME STATEMENT INFORMATION
(unaudited)

	Three Months Ended			Twelve Months Ended
	(in thousands, except per share amounts)
	March 30, 2013	December 29, 2012	March 31, 2012	March 30, 2013	March 31, 2012
Net sales	$ 14,649	$ 14,373	$ 16,451	$ 61,000	$ 65,535
Cost of sales(1)	6,970	7,057	8,723	31,163	34,855
Gross profit	7,679	7,316	7,728	29,837	30,680
Research and development(1)	3,494	3,440	3,885	13,976	14,399
Selling, general and administrative(1)	3,191	3,113	3,614	13,137	12,840
Income from operations	994	763	229	2,724	3,441
Interest and other income, net	800	412	837	2,030	1,404
Income before income taxes	1,794	1,175	1,066	4,754	4,845
Provision for (Benefit from) income taxes	265	(256)	(207)	507	96
Net income	$ 1,529	$ 1,431	$ 1,273	$ 4,247	$ 4,749
Net income per share:
Basic	$ 0.13	$ 0.12	$ 0.11	$ 0.36	$ 0.38
Diluted	$ 0.13	$ 0.12	$ 0.11	$ 0.36	$ 0.38
Shares used in per share computation:
Basic	11,519	11,567	12,044	11,716	12,340
Diluted	11,521	11,568	12,048	11,718	12,351

(1) Includes amortization of employee stock-based compensation as follows:
Cost of sales	$ 100	$ 108	$ 156	$ 472	$ 590
Research and development	$ 346	$ 318	$ 343	$ 1,348	$ 1,271
Selling, general and administrative	$ 193	$ 222	$ 289	$ 981	$ 1,170

SUPERTEX, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(unaudited)

	Three Months Ended			Twelve Months Ended
	(in thousands, except per share amounts)
	March 30, 2013	December 29, 2012	March 31, 2012	March 30, 2013	March 31, 2012
GAAP net income	$ 1,529	$ 1,431	$ 1,273	$ 4,247	$ 4,749
Adjustment for stock-based compensation included in:
Cost of sales	100	108	156	472	590
Research and development	346	318	343	1,348	1,271
Selling, general and administrative	193	222	289	981	1,170
Subtotal	639	648	788	2,801	3,031
Tax effect of stock-based compensation	(69)	(11)	(93)	(116)	(160)
Non-GAAP net income excluding employee stock-based compensation	$ 2,099	$ 2,068	$ 1,968	$ 6,932	$ 7,620

Non-GAAP net income per share:
Basic	$ 0.18	$ 0.18	$ 0.16	$ 0.59	$ 0.62
Diluted	$ 0.18	$ 0.18	$ 0.16	$ 0.59	$ 0.62
Shares used in per share computation:
Basic	11,519	11,567	12,044	11,716	12,340
Diluted	11,521	11,568	12,048	11,718	12,351

SUPERTEX, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP INCOME PER SHARE
(unaudited)

	Three Months Ended			Twelve Months Ended
	(in thousands, except per share amounts)
	March 30, 2013	December 29, 2012	March 31, 2012	March 30, 2013	March 31, 2012
Shares used in per share computation: Diluted	11,521	11,568	12,048	11,718	12,351

DILUTED:
GAAP net income per share	$ 0.13	$ 0.12	$ 0.11	$ 0.36	$ 0.38
Adjustments to reconcile net income to non-GAAP net income per share:
Employee stock-based compensation effects included in:
Cost of sales	0.01	0.01	0.01	0.04	0.05
Research and development	0.03	0.03	0.03	0.12	0.10
Selling, general and administrative	0.02	0.02	0.02	0.08	0.10
Tax effect of stock-based compensation	(0.01)	(0.00)	(0.01)	(0.01)	(0.01)
Non-GAAP net income per share excluding employee stock-based compensation	$ 0.18	$ 0.18	$ 0.16	$ 0.59	$ 0.62